DEALMAKER ORDER FORM

Customer:	Contact Name:
Address:	Phone:
Commencement Date:	E-Mail:

By its signature below in the applicable section, Customer is hereby entering into an agreement between itself, on the one hand, and each of the following entities: (i) Novation Solutions, Inc. (O/A DealMaker), (ii) DealMaker Securities LLC, and (iii) DealMaker Transfer Agent LLC (O/A DealMaker Shareholder Services) (each a “Company”). Each such agreement includes and incorporates the applicable portion of this Order Form, as well as the Terms of Services attached linked thereto and contains, among other things, warranty disclaimers, liability limitations and use limitations. Customer confirms that it understands the terms of the Order Form and the applicable Terms of Service and agrees to be bound by such. There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by a Company and Customer in writing. All fees are denominated in USD.

CUSTOMER _________________________ Authorized Representative	NOVATION SOLUTIONS, INC. (O/A DEALMAKER) _________________________ Authorized Representative
Customer hereby agrees to the terms set forth in the DealMaker Terms of Service linked [here], and the Fees described on Schedule A hereto.

CUSTOMER _________________________ Authorized Representative	DEALMAKER SECURITIES LLC _________________________ Authorized Representative
Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described [here], with the Fees described on Schedule B hereto.

CUSTOMER _________________________ Authorized Representative	DEALMAKER TRANSFER AGENT LLC _________________________ Authorized Representative
Customer hereby engages and retains DealMaker Transfer Agent LLC, a registered Transfer Agent, to provide the applicable services described [here], with the Fees described on Schedule C hereto.

Schedule “A”

DealMaker Plus Online Portal Hosted by “DealMaker.tech”

Platform Setup, Hosting, and Maintenance                     $10,000 (due on signing)

Includes

•Setup of deal portal

•Configuration of purchase agreement for electronic submission

•Enablement and/or application to third party payment networks

•Assignment of Senior Account Manager for support resources, including up to two (2) trainings on system for each team user

Monthly Subscription Fee Per Portal                                $2,000 (monthly)

Includes

•Automated tracking, processing, and reconciliation of investor purchases

•Full Analytics suite tracking conversion and other deal data

•DealMaker Engage portal with shareholder engagement tracking and management functionality

•Seats for up to 10 users (including legal, compliance, broker-dealer and transfer agent)*

•Support and periodic review with assigned Account Manager

*Additional Seats are available for a cost of $100 per month

Following completion of the Offering, the Monthly Subscription Fee will convert into a monthly shareholder communication portal fee for DealMaker Engage (“DealMaker Engage Fee”) of $1,000.

Transaction Fees

Per Investor

Signed & Submitted Purchase Order$15

Recorded Payment$15

Payment Processing

Secure Bank-to-Bank Payments2.0%

Credit Card Processing4.5%

Express/Digital Wire Transfers1.0%

Payment Refunds$50

Failed Payment$5

Reconciliation Report$250

****NOTE: Issuers may elect to charge a flat processing fee to all purchasers.

Additional Services (optional)

AML Searches$2.50 per individual / $25 per corporation (required for Reg A+ offerings)

Accredited Investor 506cVerification $50 per individual / $60 per corporation

Customer’s use of the AML searches are subject to terms set by First Mile Group, Inc. d/b/a/ Alloy, a Delaware corporation (“Alloy”) and Customer, linked

Portal Customizations

Customer may request specific customizations or functionality to augment the standard deal portal. Typically, the process is as follows:

•Company will outline the work to be completed, expected lead time to complete, and a fair estimate of costs.

•Customer will review the plan and authorize the scope of work

•Customer acknowledges that additional deposit fees may be required before work begins

•In the event that the relationship between Customer and Company is terminated prior to the completion of customizations, Customer remains responsible for all costs authorized.

Schedule “B”

Broker-Dealer Services Provided By DealMaker Securities LLC

Regulation A+ Offerings

$25,000 non-refundable fee (due on signing)

1% Cash (payable monthly) + Filing Fees (as incurred)

Includes:

(1) Compliance and Consulting Services

Services Provided:

•Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering.

•If necessary, discussions with the issuer regarding additional information or clarification on an issuer-invited investor.

•Coordinating with third party agents in connection with performance of services.

Fees are calculated as follows:

•One hundred (100) basis points on the aggregate amount accepted in the Offering

(2) Legal Review

Services Provided:

•assisting in the preparation of state, SEC and FINRA filings

•working with the Client’s SEC counsel in providing information to the extent necessary

•services necessary and required prior to the SEC / FINRA review and release of the offering

(3) Consulting

Ongoing general consulting services relating to the Offering include: coordination with third party vendors and general guidance with respect to the Offering.

(4) Regulatory Corporate Filing Fees

Pass-through fee payable to DMS, from the Client, who will then forward it to appropriate regulatory agencies in payment for the filing. These fees are due and payable prior to any submission by DMS to such agencies.

Services DO NOT include providing any investment advice nor any investment recommendations to any investor.

Schedule “C”

Transfer Agent Services Provided by DealMaker Transfer Agent LLC

Account Setup               $2,500

General onboarding and customer account setup, includes:

•Upload of existing shareholder list

•Issuer review and compliance package (directors resolutions, etc)

Record Maintenance Fees (Per Shareholder) - annual

Electronic Record (Book Entry) price per shareholder

0-199	$10
200-2,000	$8
2,001+	$5

Base Usage Fees - Corporate Actions - per action

Stock Split$2,500 +

Name Change$2,500 +

Stock Dividend$2,500 (+ bulk issuance fees)

Shareholder Action

Share Transfer (issue/cancel)$50

Note: we do not issue paper certificates so significant savings on paper certificate costs (lost/stolen/mailing)

Cash DividendProject Minimum:$3,000

Administrative Fee$1,500

Check Issuance$6.00 per check

Account Monitoring$150 per month

IRS Backup Withholdings

Submission$8.00 per shareholder

1099s Issue/Send$3.99 per shareholder

Base Shareholder Digital Voting and Annual Meetings

Voting, Website Setup,

Fully Online Meeting

Hosting, Digital Q&A,

Shareholder

Technology Support

$15,000*

Email notice and

Electronic ID

Generation

$1.50 per shareholder

Vote Tabulation

$0.50 per vote tabulated

*Per Quarter. Voting extended beyond the quarter is subject to additional fees

Note: By-laws must be configured by counsel to permit digital meetings.

Other Services

Audit Verification$125

Early Termination$2,500

Note: Prices are standard base fees and subject to additional customization fees. A condition of the use of DealMaker Transfer Agent LLC services is that Issuer continue to pay any and all outstanding fees owing to DealMaker, including software fees for use of the DealMaker Engage software portal on a monthly basis, on the fees and terms established in the Order Form entered into between Issuer and DealMaker.

DEALMAKER ORDER FORM

Customer: GEMXX Corporation	Contact Name: Jay Maull
Address: 304 S Jones Blvd, Suite 7958 Las Vegas Nevada, 89107 USA	Phone: (587) 839 5230
Commencement Date: 2022-06-23	E-Mail: jay@gemxx.com

By its signature below in the applicable section, Customer is hereby entering into an agreement between itself, on the one hand, and DealMaker Securities LLC, (a “Company”). Each such agreement includes and incorporates the applicable portion of this Order Form, as well as the Terms of Services attached linked thereto and contains, among other things, warranty disclaimers, liability limitations and use limitations. Customer confirms that it understands the terms of the Order Form and the applicable Terms of Service and agrees to be bound by such. There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by a Company and Customer in writing. All fees are denominated in USD.

CUSTOMER /s/ Jay Maull Authorized Representative	DEALMAKER SECURITIES LLC /s/ Mat Goldstein Authorized Representative
Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described [here], with the Fees described on Schedule A hereto.

Schedule “A”

Broker-Dealer Services Provided By DealMaker Securities LLC

Regulation A+ Offerings

$25,000 non-refundable fee (half due on signing and half net 60 days - covers Pre-Offering Legal Review)

1% Cash (payable monthly) + Filing Fees (as incurred)

Includes:

(1) Compliance and Consulting Services

Services Provided:

•Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering.

•If necessary, discussions with the issuer regarding additional information or clarification on an issuer-invited investor.

•Coordinating with third party agents in connection with performance of services.

Fees are calculated as follows:

•One hundred (100) basis points on the aggregate amount accepted in the Offering

(2) Pre-Offering Legal Review

Services Provided:

•due diligence review

•assisting in the preparation of state, SEC and FINRA filings

•working with the Client’s SEC counsel in providing information to the extent necessary

•services necessary and required prior to the SEC / FINRA review and release of the offering

(3) Consulting

Ongoing general consulting services relating to the Offering include: coordination with third party vendors and general guidance with respect to the Offering.

(4) Regulatory Corporate Filing Fees

Pass-through fee payable to DMS, from the Client, who will then forward it to appropriate regulatory agencies in payment for the filing. These fees are due and payable prior to any submission by DMS to such agencies.

Services DO NOT include providing any investment advice nor any investment recommendations to any investor.

DEALMAKER ORDER FORM

Customer: GEMXX Corporation	Contact Name: Jay Maull
Address: 304 S Jones Blvd, Suite 7958 Las Vegas Nevada, 89107 USA	Phone: 587.839.5230
Commencement Date: 2022-06-23	E-Mail: jay@gemxx.com

By its signature below in the applicable section, Customer is hereby entering into an agreement between itself, on the one hand, and each of the following entities: (i) Novation Solutions, Inc. (O/A DealMaker) (“Company”). This agreement includes and incorporates the applicable portion of this Order Form, as well as the Terms of Services attached linked thereto and contains, among other things, warranty disclaimers, liability limitations and use limitations. Customer confirms that it understands the terms of the Order Form and the applicable Terms of Service and agrees to be bound by such. There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by a Company and Customer in writing. All fees are denominated in USD.

CUSTOMER /s/ Jay Maull Authorized Representative	NOVATION SOLUTIONS, INC. (O/A DEALMAKER) /s/ Rebecca Kacaba Authorized Representative
Customer hereby agrees to the terms set forth in the DealMaker Terms of Service linked , and the Fees described on Schedule A hereto.

Schedule “A”

DealMaker Plus Online Portal Hosted by “DealMaker.tech”

Platform Setup, Hosting, and Maintenance                     $10,000 (due on signing)

Includes

•Setup of deal portal

•Configuration of purchase agreement for electronic submission

•Enablement and/or application to third party payment networks

•Assignment of Senior Account Manager for support resources, including up to two (2) trainings on system for each team user

Monthly Subscription Fee Per Portal                                $2,000 (monthly)

Includes

•Automated tracking, processing, and reconciliation of investor purchases

•Full Analytics suite tracking conversion and other deal data

•DealMaker Engage portal with shareholder engagement tracking and management functionality

•Seats for up to 10 users (including legal, compliance, broker-dealer and transfer agent)*

•Support and periodic review with assigned Account Manager

*Additional Seats are available for a cost of $100 per month

Following completion of the Offering, the Monthly Subscription Fee will convert into a monthly shareholder communication portal fee for DealMaker Engage (“DealMaker Engage Fee”) of $1,000.

Transaction Fees

Per Investor

Signed & Submitted Purchase Order$15

Recorded Payment$15

Payment Processing

Secure Bank-to-Bank Payments2.0%

Credit Card Processing4.5%

Express/Digital Wire Transfers1.0%

Payment Refunds$50

Failed Payment$5

Reconciliation Report$250

****NOTE: Issuers may elect to charge a flat processing fee to all purchasers.

Additional Services (optional)

AML Searches$2.50 per individual / $25 per corporation (required for Reg A+ offerings)

Accredited Investor 506cVerification $50 per individual / $60 per corporation

Customer’s use of the AML searches are subject to terms set by First Mile Group, Inc. d/b/a/ Alloy, a Delaware corporation (“Alloy”) and Customer, linked here

Portal Customizations

Customer may request specific customizations or functionality to augment the standard deal portal. Typically, the process is as follows:

•Company will outline the work to be completed, expected lead time to complete, and a fair estimate of costs.

•Customer will review the plan and authorize the scope of work

•Customer acknowledges that additional deposit fees may be required before work begins

•In the event that the relationship between Customer and Company is terminated prior to the completion of customizations, Customer remains responsible for all costs authorized.